Stellus Capital Investment Corporation Receives SBA “Green Light” Letter

HOUSTON— May 22, 2013 (BUSINESS WIRE)--Stellus Capital Investment Corporation (“Stellus” or the “Company”) (NYSE: SCM) is pleased to announce that the U.S. Small Business Administration ("SBA") has issued a "green light" letter inviting the Company to continue its application process to obtain a license to form and operate a Small Business Investment Company ("SBIC") subsidiary.

If approved, the license would permit Stellus to issue SBA-guaranteed debentures. However, receipt of a green light letter from the SBA does not assure an applicant that the SBA will ultimately issue an SBIC license and the Company has received no assurance or indication from the SBA that it will receive an SBIC license, or of the timeframe in which it would receive a license, should one ultimately be granted.

About Stellus Capital Investment Corporation

The Company is an externally-managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. The Company’s investment objective is to maximize the total return to its stockholders in the form of current income and capital appreciation by investing primarily in private middle-market companies (typically those with $5.0 million to $50.0 million of EBITDA (earnings before interest, taxes, depreciation and amortization)) through first lien, second lien, unitranche and mezzanine debt financing, and corresponding equity investments. The Company’s investment activities are managed by its investment adviser, Stellus Capital Management. To learn more about Stellus Capital Investment Corporation, visit www.stelluscapital.com under the Stellus Capital Investment Corporation link.

FORWARD-LOOKING STATEMENTS

Statements included herein may contain “forward-looking statements” which relate to future performance or financial condition. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission including the final prospectus that will be filed with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contacts

Stellus Capital Investment Corporation

W. Todd Huskinson, (713) 292-5414

Chief Financial Officer

thuskinson@stelluscapital.com

or

BackBay Communications

Kelly Holman, 212-209-3844

Kelly.holman@backbaycommunications.com